MODIFICATION AND AMENDMENT AGREEMENT

This Modification and Amendment Agreement (the “Agreement”) is made as of this July 10, 2006, by and between CONNECTED MEDIA. ‘TECHNOLOGIES, INC., a Delaware corporation (“CNCM”), NATCOM MARKETING INTERNATIONAL, a Puerto Rico corporation, and the Natcom shareholders (Natcom and its shareholders shall collectively be referred to as “Natcom”).

Reference is made to the Stock Purchase Agreement and Share Exchange dated as of January 31, 2006, including all schedules, exhibits and attachments thereto, among the previous parties (the “SPA”). The parties wish to amend and modify the SPA and certain related documents, and make certain other agreements, all on the terms and conditions set forth in this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties identified below hereby agree as follows:

1.	The SPA is hereby amended as follows:

a. Section 16 (b), (c), (d), and (e) of the SPA shall no longer be conditions precedent to the close of the SPA. Both CNCM and NMI expressly waive these provisions as conditions necessary to close the SPA. However, the parties hereby agree that the audited financial statements of Natcom set forth in Section 3.6(c) shall be provided by Natcom to CNCM within 30 days from the date hereof. The employment agreements and Convertible Debentures referenced in Sections 3.6(d) and (e) shall be executed within 30 days from the date hereof.

2.	Schedules 1.4(a), 1.4(b), 1.7, 1.8, and 1.9 shall be replaced with the Schedules of the same number attached hereto.

3.	The Closing Date, as defined in the SPA, shall he as of the date hereof.

4.

Except as amended and modified by this Agreement, all of the terms, representations, warranties, covenants, indemnifications, agreements and all other provisions of the SPA shall continue to remain in full force and effect.

5.	Capitalized terms and phrases used in this Agreement without definition shall have the respective meanings set forth in the SPA.

IN WITNESS WHEREOF, the parties hereto have caused this document to be duly executed as of the day and year first above written.

CONNECTED MEDIA TECHNOLOGIES, INC.,

a Delaware corporation

By:	/s/ Jeffrey Sass

Name: Jeffrey Sass

Title:	President

NATCOM INTERNATIONAL MARKETING

A Puerto Rico corporation

By:	/s/ Robert Rodriguez

Name: Robert Rodriguez

Title:	President

SHAREHOLDERS OF NATCOM

By:	/s/ Robert Rodriguez

Name: Robert Rodriguez

Shares: 1,000 shares representing 100% of the issued and outstanding shares of NATCOM

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